UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2012

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2). below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name Or Former Address, If Changed Since Last Report)

Item 1.01 Entries into a Material Definitive Agreement

On October 26, 2012, SunLink Health Systems, Inc. (“SunLink” or the “Company”) and its subsidiary, Dexter Hospital, LLC d/b/a Missouri Southern Healthcare (“Dexter”) entered into an Asset Purchase Agreement (“the Agreement”) with Southeast Missouri Hospital Association, (“Buyer”) to sell substantially all of the assets and the leasehold interest of Dexter to the Buyer for approximately $9,800,000.

The assets of Dexter consist of a leased 50-bed acute care hospital and related clinics, equipment, and home health services in Dexter, MO. Assets retained by Dexter and excluded from the sale include Accounts Receivable as of the closing date and all Medicare and Medicaid incentive payments (“EHR Funds”) for meaningful use of electronic health record technology. Any future costs related to any actions needed to received future EHR incentive payments will incurred by the Company. Retained liabilities generally consist of liabilities incurred prior to the closing date of the transaction. The transaction is subject to a number of preconditions, including satisfactory Buyer due diligence and, subject thereto, is expected to close by December 31, 2012. Pursuant to the Agreement, the Buyer is to conduct its due diligence investigation during a 30 days period after the execution of the Agreement. In the event the Agreement is terminated prior to Closing, Dexter would be entitled, absent a breach by Dexter or casualty to the assets, to a payment of $500,000. The Agreement may be terminated by either SunLink or the Buyer if the transaction is not consummated prior by December 31, 2012 or such later date as the parties may agree. The sale of the assets and leasehold interest of Missouri Southern for approximately $9,8000,000, less estimated sale expenses and taxes, is expected to result in net proceeds of approximately $7,000,000 million and an after-tax gain from discontinued operations of approximately $5,000,000. The Company intends to use the net proceeds from the sale to pay-off outstanding indebtedness, to fund improvements at other existing facilities, and for general corporate purposes.

It is anticipated that Dexter will manage the hospital for the Buyer after closing during a transition period ending June 30, 2013.

Item 9.01 Financial Statements and Exhibits.

b. Pro forma financial information – The information required by this item is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

d. Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated October 29, 2012.

Exhibit 99.2 – Asset Purchase Agreement by and among Southeast Missouri Hospital Association d/b/a Southeast HEALTH as purchaser, Dexter Hospital, LLC as seller and SunLink Health Systems, Inc. as guarantor dated as of October 26, 2012.

Exhibits 99.3 – Unaudited Pro Forma Condensed Financial Statements of SunLink Health Systems, Inc. as of and for the fiscal year ended June 30, 2012 and for the fiscal year ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: November 1, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated October 29, 2012.

99.2	Asset Purchase Agreement by and among Southeast Missouri Hospital Association d/b/a Southeast HEALTH as purchaser, Dexter Hospital, LLC as seller and SunLink Health Systems, Inc. as guarantor dated as of October 26, 2012.

99.3	Unaudited Pro Forma Condensed Financial Statements of SunLink Health Systems, Inc. as of and for the fiscal year ended June 30, 2012 and for the fiscal year ended June 30, 2011.

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